SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
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[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SOUND ADVICE, INC.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         2) Aggregate number of securities to which transaction applies:

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


                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004

                   -----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 1998
                   -----------------------------------------

To Our Shareholders:

         The 1997 Annual Meeting of Shareholders of Sound Advice, Inc. (the "Company") will be held on Friday, February 13, 1998, at 10:00 a.m., local time, at The Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004, for the following purposes:

         1. To elect directors; and

         2. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed Friday, December 19, 1997, as the record date for the determination of shareholders entitled to vote at the 1997 Annual Meeting of Shareholders. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         Copies of the Company's Proxy Statement and annual report for the year ended June 30, 1997 accompany this notice.

         You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

                                              By Order of the Board of Directors

                                              /s/ Michael Blumberg
                                                  ------------------------------
                                                  Michael Blumberg
                                                  Secretary

Dania, Florida
January 15, 1998

                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004

                                 PROXY STATEMENT
                        -------------------------------

                                  INTRODUCTION

GENERAL

         This Proxy Statement, which together with the accompanying proxy card is first being mailed to shareholders on or about January 20, 1998, is furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use in voting at the 1997 Annual Meeting of Shareholders, including any adjournment or postponement thereof.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. In voting by proxy in regard to the election of six directors to serve until the 1998 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR each of the Company's nominees as directors. See "ELECTION OF DIRECTORS." Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the meeting and voting in person or by duly executing and returning a proxy bearing a later date.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or other means by officers and/or regular employees of the Company without additional compensation or remuneration therefor. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing.

         The management knows of no other matters to be presented for action at the meeting other than as mentioned herein. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their sole discretion.

         A copy of the Company's annual report for the fiscal year ended June 30, 1997 (which has included therein audited consolidated financial statements for the Company for the three fiscal years ended June 30, 1997) is being mailed to the Company's shareholders together with this Proxy Statement. Such annual report is not, however, incorporated into this Proxy Statement nor is it to be deemed a part of the proxy soliciting material.

VOTING SECURITIES

         At the close of business on Friday, December 19, 1997, the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting, the Company's outstanding voting securities consisted of 3,728,894 shares of Common Stock, par value $0.01 per share. Holders of Common Stock are entitled to one vote per share.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of December 19, 1997, by
(i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors and nominees for director who own shares of the Company's Common Stock; (iii) the Company's Chief Executive Officer ("CEO") and its executive officers other than the CEO who were serving as executive officers at the end of fiscal year 1997; and (iv) all directors and executive officers of the Company as a group. Except as noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

         NAME AND ADDRESS                               SHARES BENEFICIALLY OWNED
               OF                                       -------------------------
         BENEFICIAL OWNER                          NUMBER                       PERCENTAGE
         ----------------                          ------                       ----------
Peter Beshouri (1) ............................ 381,060.8 (2)(3)(4)            10.14% (2)(3)(4)
FMR Corp. (5)(6) .............................. 371,655.0 (6)                   9.94% (6)
Michael Blumberg (1)........................... 361,910.8 (2)(3)(4)             9.67% (2)(3)(4)
U.S. Bancorp (5)(7) ......................      288,000.0 (7)                   7.72% (7)
Dimensional Fund Advisors
 Inc. (5)(8) .................................. 218,747.0 (8)                   5.87% (8)
Joseph Piccirilli (1) ......................... 210,467.5 (2)                   5.64% (2)
Gregory Sturgis (1) ........................... 150,467.5 (2)(4)                4.04% (2)(4)
Kenneth L. Danielson (1) ...................... 117,001.0 (3)(4)                3.08% (3)(4)
Christopher O'Neil (1).........................  62,373.5 (3)(4)                1.65% (3)(4)
William F. Hagerty, IV (9).....................  43,100.0 (10)                  1.16% (10)
Richard W. McEwen (11).........................   6,000.0 (4)                    .16% (4)
G. Kay Griffith (12)...........................   1,000.0 (4)                    .03% (4)
Herbert A. Leeds (13)..........................         0 (4)                    ---  (4)
All directors and executive officers
 as a group (eight persons including
 certain of those listed above) (2)(3)(4).....1,079,813.6                      27.72%

--------------------------

(1) The address of each such person is care of the Company, 1901 Tigertail Boulevard, Dania, Florida 33004. Messrs. Beshouri, Blumberg and Sturgis together with Mr. Piccirilli, a former officer and director of the Company, are collectively hereinafter referred to as the "Principal Shareholders."

(2)      See "Right of First Refusal and Voting Trust Agreement" hereinbelow.

(3) Includes such person's or members' of the group vested interest (if any) in shares of Common Stock of the Company resulting from such person's or members' of the group participation in the Company's Employee Stock Ownership Plan ("ESOP") based upon the latest available annual report of the ESOP for the fiscal year ended June 30, 1997. Based on such annual report, Mr. Beshouri had 593.333 vested shares, Mr. Blumberg had 593.336 vested shares, Mr. Danielson had .983 vested shares and Mr. O'Neil had 373.462 vested shares, and all current directors and executive officers as a group had 1,561.114 vested shares.

(4)      Includes (as applicable) immediately exercisable stock options held by:
         (i) Mr. Beshouri for 30,000 shares of Common Stock at an exercise price of $1.69 per share; (ii) Mr. Blumberg for 15,000 shares of Common Stock at an exercise price of $1.69 per share; (iii) Mr. Danielson for 15,000 shares of Common Stock at an exercise price of $1.77 per share, for 15,000 shares at an exercise price of $1.70 per share and for 35,000 shares at an exercise price of $1.69 per share; and (iv) Mr. O'Neil for 15,000 shares of Common Stock at an exercise price of $1.77 per share, for 15,000 shares at an exercise price of $1.70 per share and for 26,000 shares at an exercise price of $1.69 per share. Does not include stock options or warrants held by officers or directors which are not currently exercisable within 60 days of December 19, 1997. See "EXECUTIVE COMPENSATION - Executive Compensation Tables" and "ELECTION OF DIRECTORS - Directors Compensation."

(5) The information set forth herein with respect to each such person(s) is based solely upon a Schedule(s) 13G (and any amendments thereto) filed with the Securities and Exchange Commission ("SEC") by such person(s) with respect to the calendar year ended December 31, 1996 and, accordingly, may not reflect their respective holdings as of the date of this report.

(6) FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, through the ownership of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor located at the same address as FMR Corp., is deemed to be the beneficial owner of 371,655 shares of Common Stock, with respect to which shares it has sole dispositive power, as a result of acting as an investment advisor to various registered investment companies. The number of shares of Common Stock owned by such investment companies includes 11,255 shares resulting from the assumed conversion of certain of the Company's warrants. In addition, Edward C. Johnson 3d, the Chairman of FMR Corp. and who with various Johnson family members and trusts for the benefit of Johnson family members form a control group with respect to FMR Corp., indirectly would also be deemed the beneficial owner of such 371,655 shares by reasoning of having sole dispositive power over such shares. Fidelity Low-Priced Stock Fund, one of the registered investment companies as to which Fidelity Management & Research Company acts as an investment advisor and located at the same address as FMR Corp., may also be deemed a beneficial owner of 371,605 of such 371,655 shares as a result of its right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such 371,605 shares. The number of shares of Common Stock owned by Fidelity Low-Priced Stock Fund includes 11,205 shares resulting from the assumed conversion of certain of the Company's warrants.

(7) U.S. Bancorp, 111 S.W. Fifth Avenue, Portland, Oregon, 97204, as a result of the Trust Group of the United States National Bank of Oregon (a national banking association located at the same address and owned by U.S. Bancorp) holding the sole voting power over 130,900 shares of Common Stock, is deemed, together with United States National Bank of Oregon, to be the beneficial owner of such 130,900 shares. In addition, Qualivest Capital Management, Inc. (a registered investment adviser located at the same address and owned by United States National Bank of Oregon) holds the sole voting power over 157,100 shares of Common Stock and is deemed the beneficial owner of such additional 157,100 shares, as a result of acting as an investment adviser to The Qualivest Funds, a registered investment company.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, which is a registered investment advisor, is deemed to have beneficial ownership of 218,747 shares of Common Stock, with respect to which shares it has sole voting power over 140,300 and sole dispositive power over 218,747. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end management investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or The DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, with respect to all of which Dimensional serves as investment manager. In addition, persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company and, in their capacities as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company, such persons have sole voting power over the balance (78,447 shares) of the 218,747 shares not voted by Dimensional. Dimensional disclaims beneficial ownership of all such shares.

(9) William F. Hagerty, IV is a nominee for director of the Company and his address is Suite 174, 44873 Falcon Place, Sterling, Virginia 20166. See "ELECTION OF DIRECTORS."

(10) Mr. Hagerty is deemed the beneficial owner of 42,600 of such 43,100 shares of Common Stock as a result of having shared voting and investment power over such 42,600 shares.

(11) The address of Richard W. McEwen is 3752 Bobbin Brook West, Tallahassee, Florida 32312.

(12) The address of G. Kay Griffith is 2808 N.E. 23rd Street, Fort Lauderdale, Florida 33305.

(13) The address of Herbert A. Leeds is 1110 Brickell Avenue, Suite 508, Miami, Florida 33131.

RIGHT OF FIRST REFUSAL AND VOTING TRUST AGREEMENT

         On June 30, 1986, the Principal Shareholders entered into a right of first refusal and voting trust agreement. The voting trust arrangement under such agreement expired on June 30, 1996, while the right of first refusal arrangement continues. Pursuant to such agreement, each Principal Shareholder, for himself and on behalf of his heirs, beneficiaries, legal representatives and permitted assigns, has agreed not to sell, transfer, assign, pledge, encumber or otherwise dispose of any of his shares of Common Stock except (a) by will or the laws of intestate succession, (b) to a trust in which such Principal Shareholder or his immediate family are the sole beneficiaries, (c) with the written consent of all of the other Principal Shareholders or (d) pursuant to the right of first refusal granted to the other Principal Shareholders. Under such right of first refusal, in the event a Principal Shareholder or his heirs, beneficiaries, legal representative or permitted assigns desires to sell any shares of Common Stock pursuant to a bona fide offer or otherwise, such other Principal Shareholders shall have the right and option to purchase such shares at a price equal to the bona fide offer price per share (if any) or the average of the closing bid and ask prices for the Common Stock over the four full weeks preceding the date the notice of intent to sell is given.

                              ELECTION OF DIRECTORS

         Six directors are to be elected at the 1997 Annual Meeting of Shareholders to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the by-laws of the Company. The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of Common Stock entitled to vote at the 1997 Annual Meeting of Shareholders will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

         The Board of Directors has designated the persons listed below to be nominees for election as directors. Each is currently serving as a director of the Company except for William F. Hagerty, IV, and each has consented to being named in the Proxy Statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee or the number of authorized directors may be reduced. Each proxy will be voted for the election to the Board of Directors of all of the Board of Director's nominees unless authority is withheld to vote for all or any of said nominees.

         The following information regarding the Company's nominees for election as directors is based, in part, on information furnished by these individuals and is as of the date of this Proxy Statement:

                                                                                 DIRECTOR
NAME                                AGE     POSITION(S) WITH THE COMPANY           SINCE
----                                ---     ----------------------------          ------
Peter Beshouri                       43     Chairman of the Board, President        1982
                                              and Chief Executive Officer

Michael Blumberg                     49     Director, Senior Vice President         1974
                                              and Secretary

Gregory Sturgis2                     46     Director                                1974

G. Kay Griffith1                     53     Director                                1992

Herbert A. Leeds1,2                  80     Director                                1996

William F. Hagerty, IV               38     *                                        *

-----------------------------
1     Member of the Audit Committee of the Company's Board of Directors.

2     Member of the Stock Option Committee of the Company's Board of Directors.

*     Mr. Hagerty is not currently serving as a director of the Company.

         Richard W. McEwen, who is currently a director of the Company and serves as a member of the Audit Committee and Stock Option Committee of the Company's Board of Directors, will be retiring as a director of the Company effective as of the day immediately preceding the date of the 1997 Annual Meeting of Shareholders, and, accordingly, will not be standing for reelection.

         PETER BESHOURI, who has been an employee of the Company since 1974, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1982. Prior thereto he was the general sales manager of the Company, as well as having served as a showroom manager and district manager. He was elected President of the Company in May 1985. Mr. Beshouri currently serves as a director of Progressive Retailers Organization, Inc., a buying group comprised of approximately 14 retailers (including the Company) of home entertainment and consumer electronic products located throughout the country. In August 1995, Mr. Beshouri, together with the Company and a former chief financial officer of the Company, voluntarily agreed with the SEC, without admitting or denying any wrongdoing, to the entry of a cease and desist order by the SEC concerning the Company's Form 10-K for fiscal year 1991 and Forms 10-Q for the quarters ended September 30 and December 31, 1991, which the SEC found in such order had been materially misstated. The cease and desist order with respect to Mr. Beshouri related to his supervisory responsibility in connection with the Company violating certain provisions of the securities laws that require public companies to keep accurate books and records, to maintain appropriate internal accounting controls and to file accurate annual and quarterly reports. No censure, fine or penalty was imposed by the SEC on Mr. Beshouri.

         MICHAEL BLUMBERG, a founder of the Company, was elected a Vice President in August 1982, Vice President-Purchasing and Finance in May 1986, Vice President - Purchasing and Marketing in December 1987, and Senior Vice President in May 1989. From the Company's inception until February 1995, Mr. Blumberg served as Treasurer of the Company and, since October 13, 1989, he has also been serving as Secretary of the Company. His responsibilities include overall supervision of all purchasing and selecting new product categories and lines for the Company, as well as consulting with certain of the Company's manufacturers in connection with product design.

         GREGORY STURGIS, a founder of the Company, had been an executive officer of the Company from its inception until June 30, 1989, including holding the position of Vice President-Planning and Development. Effective June 30, 1989, he resigned as an officer and employee of the Company, but is continuing as a director. Since leaving the Company, Mr. Sturgis has provided consulting services to companies in the marine industry, as well as performing consulting services for the Company. Mr. Sturgis is also currently the President of the Serpentine Group, which is in the yacht sales business.

         G. KAY GRIFFITH, was elected a director of the Company and a member of the Audit Committee of its Board of Directors in July 1992, joined the Company as an employee in May 1993 and served as Executive Vice President and Chief Administrative Officer of the Company from September 1993 until February 1996. In February 1996, Ms. Griffith formed Corporate Growth Consultants, Inc., a management consulting firm that specializes in finance, strategic planning and training. Since forming such firm, Ms. Griffith has performed consulting services for the Company. Prior to May 1993, Ms. Griffith was Chairman and President/Chief Executive Officer of Admiralty Bank, headquartered in Palm Beach Gardens, Florida. From September 1983 to June 1991, she held a variety of officer positions with NationsBank of Florida, N.A., the last of which was Senior Vice President/Regional Banking Executive. Among her career highlights, Ms. Griffith was presented the Women in Business and Industry Award by the Dade County YWCA in 1986. She was also awarded the American Free Enterprise Medal by the Palm Beach Atlantic College in 1988. See "CERTAIN TRANSACTIONS."

         HERBERT A. LEEDS was elected a director of the Company in April 1996 and was appointed a member of its Audit Committee in May 1996 and its Stock Option Committee in January 1997. Since 1975, Mr. Leeds has been President and Chief Executive Officer of Leeds Business

Counseling, Inc., a consulting firm owned by him which has provided consulting services mainly to companies in the retail industry and developers of retail malls. Prior to launching his company, Mr. Leeds served as the President and Chief Executive Officer and held other senior executive positions with major department store chains.

         WILLIAM F. HAGERTY, IV, who is not currently a director of the Company, has been a principal of Hagerty, Peterson & Company, LLC, a private equity investment firm based in Washington, D.C., since 1996. In addition, since August 1996 Mr. Hagerty has been the Vice Chairman of National Electronics Warranty Corporation, an administrator of warranty programs based in Sterling, Virginia primarily engaged in the sale of product warranty contracts and through which administrator the Company offers its customers extended warranty contracts for most of the Company's products. From 1994 to present, Mr. Hagerty has been a principal of the Management Advisory Group, a Washington, D.C. based consulting firm which is a wholly-owned subsidiary of Hagerty, Peterson & Company, LLC. During 1993 and 1994, Mr. Hagerty was affiliated with Trident Capital, L.P., a private equity investment firm based in Chicago, Illinois. During the Bush Administration (1991-1993), Mr. Hagerty served in the White House as the Chief Economist of the President's Council on Competiveness. From 1984 to 1991, he was a management consultant with the Boston Consulting Group serving as the senior expatriate in its Tokyo office with responsibility for all of such firm's international activities in Japan. Mr. Hagerty has an economics degree from Vanderbilt University where he was a member of Phi Beta Kappa and a law degree from Vanderbilt Law School where he was elected to Law Review and served as Associate Editor.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors held six meetings (excluding actions by the Board of Directors taken by unanimous written consent in lieu of a meeting, of which there were four such unanimous written consents) during the fiscal year ended June 30, 1997. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the 1997 fiscal year.

         The Board of Directors has an Audit Committee comprised of a majority of directors who are not officers or employees of the Company. The duties and responsibilities of such Audit Committee include meeting independently with representatives of the Company's independent public accountants and representatives of the Company's senior management, reviewing the general scope of the Company's annual audit, the fee charged by the independent public accountants and other matters relating to internal accounting controls and financial procedures and reporting, reviewing and monitoring the performance of non-audit services by the Company's auditors, recommending the engagement or discharge of the Company's independent public accountants and conducting an appropriate review of all related party transactions and conflict of interest situations where appropriate. Such Audit Committee held three formal meetings during the fiscal year ended June 30, 1997, although members of such Audit Committee on an informal basis and in their capacity as members of the Board of Directors kept informed throughout fiscal year 1997 of the financial condition of the Company and its internal accounting controls and financial reporting.

         The Board of Directors does not currently have a nominating committee or a compensation committee or committees performing similar functions. However, a Stock Option Committee of the Board of Directors administers the Company's Stock Option Plan adopted in May 1986 as subsequently amended and restated (the "Stock Option Plan"). The Stock Option Committee had one formal meeting and took action on two occasions by unanimous written consent in lieu of a meeting during fiscal year 1997.

DIRECTORS COMPENSATION

         Directors who are also officers or employees of the Company are not paid additional compensation for acting as a director of the Company. The Company has established a standard arrangement for compensating directors who are not officers or employees of the Company for any services provided in such person's capacity as a director. Each such outside director receives a fee of $1,500 on a quarterly basis for serving as a director of the Company plus an additional fee of $500 for each meeting of the Board of Directors or any committee thereof such director attends, as well as reimbursement of any out-of-pocket expenses incurred for travel, lodging and meals in connection with attendance at any such meeting. Each outside director who is also a member of the Audit Committee also receives an additional fee of $1,500 on a quarterly basis for serving on the Audit Committee. In fiscal year 1997, in addition to the above-described standard arrangement, the Company granted or reissued certain stock options or warrants to its outside directors as a form of additional incentive compensation for them acting as a director of the Company as follows: (i) G. Kay Griffith was reissued non-qualified stock options to purchase 35,000 shares of Common Stock at an exercise price of $1.89 per share on the Vesting Terms (as hereinafter defined) and expiring on April 28, 2002 in exchange for the cancellation of stock options covering 35,000 shares previously granted to her at exercise prices of $5.96 per share (15,000 shares) and $6.29 per share (20,000 shares); (ii) G. Kay Griffith was also granted an additional stock option covering 5,000 shares of Common Stock at an exercise price of $1.89 per share on the Vesting Terms and expiring on April 28, 2002; and (iii) Gregory Sturgis, Richard W. McEwen and Herbert A. Leeds were each granted a warrant to purchase 5,000 shares of Common Stock at an exercise price of $1.89 per share on the Vesting Terms and expiring on April 28, 2002. For a description of the Vesting Terms, see footnote (5) to Summary Compensation Table in "EXECUTIVE COMPENSATION - Executive Compensation Tables." See also "CERTAIN TRANSACTIONS."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company and written representations that no Form 5's were required when applicable, the Company believes that during the fiscal year ended June 30, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

GENERAL COMPENSATION PHILOSOPHY

         The Board of Directors of the Company determines executive officers' salaries and bonuses and the Stock Option Committee of the Board of Directors administers the Company's Stock Option Plan. The Board of Directors' and Stock Option Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholders' value. The objectives of this strategy are to provide a compensation policy that permits the recognition of individual contributions and achievements as well as the Company's operating results. Within this strategy, the Board of Directors and Stock Option Committee consider it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with similar companies in the Company's industry including the Company's public company peer group. The Company's compensation policy and strategy are based in part upon the information and recommendations provided in the Executive Compensation Review prepared during fiscal year 1994 by the Employer Benefit Services Division of KPMG Peat Marwick LLP ("Peat Marwick"), the Company's independent public accountants who were retained by the then Board of Directors to undertake an executive compensation review on behalf of the Company.

EXECUTIVE COMPENSATION

         Executive compensation is comprised of base salary, annual bonus compensation and long-term incentive compensation in the form of stock options.

BASE SALARIES

         Base salary levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Based on the Executive Compensation Review of Peat Marwick, the Board of Directors adopted in fiscal year 1995 a compensation program that would over time shift a higher percentage of total compensation to annual bonus and long term incentive programs in order to strengthen the link between the Company's operating performance and compensation and to more effectively reward individuals for corporate performance and individual achievement. As a result, over the last several years the based salaries of the executive officers (including the CEO) have remained constant. Consistent with the foregoing, the Board of Directors authorized the renewal on substantially the same terms and condition as the 1994 fiscal year of the CEO's and Senior Vice President's employment agreements for one additional year at the time of their expiration on June 30, 1997. See "Employment Agreements" hereinbelow.

ANNUAL BONUS COMPENSATION

         During fiscal year 1995 the Company's Board of Directors, based upon the recommendations of Peat Marwick, adopted an annual incentive bonus plan for four categories of the Company's employees (two of which categories were the CEO and other executive officers) based upon the annual operating performance of the Company. The percentage of the targeted bonus award to be earned by the different employee categories is directly tied to a percentage of the Company's projected operating performance (after taking into account accruals for the annual incentive bonus plan) to be approved each year by the Company's Board of Directors. Achievement of 100% of the projected operating performance will result in the award of a targeted bonus ranging from approximately 10% to up to 25% of base salary (with the CEO at approximately 25% and other executive officers at approximately 20%), with the percentage of the targeted bonus award earned increasing or decreasing based upon the percentage (ranging from 70% to 130%) of projected operating performance achieved. The Executive Compensation Review of Peat Marwick indicated that such range around the projected operating performance was consistent with the approach typically taken by smaller companies in industries like the Company.

LONG-TERM INCENTIVE COMPENSATION

         The Stock Option Committee believes that the use of equity-based long-term compensation plans directly links executive officers' interests to enhancing shareholders' value. Stock options are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the stock options are of no value. In that regard, the Stock Option Committee awarded stock options pursuant to the Company's Stock Option Plan to all executive officers of the Company during fiscal year 1997 (including stock options covering an aggregate of 300,000 shares of Common Stock which vest and become exercisable prior to April 29, 2001 or a change in control only to the extent of certain specified levels of increase in the market price (as defined) of the Common Stock after the date of grant) as described in "SUMMARY COMPENSATION TABLE" and "OPTION GRANTS IN 1997 FISCAL YEAR" hereinbelow and repriced certain executive officers' stock options as described in "TEN-YEAR OPTION/SAR REPRICINGS" hereinbelow.

                             The Board of Directors

EXECUTIVE COMPENSATION TABLES

         The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information about the compensation of the Company's CEO and each of the other executive officers of the Company during the fiscal year ended June 30, 1997 for services in all capacities.


                            ANNUAL COMPENSATION(1)        LONG TERM COMPENSATION
                        -------------------------------   ----------------------
NAME AND PRINCIPAL      FISCAL                                 SECURITIES                ALL OTHER
POSITION                YEAR     SALARY($)   BONUS($)(2)  UNDERLYING OPTIONS(#)(3)   COMPENSATION($)(4)
------------------------------------------------------------------------------------------------------------------------------------
Peter Beshouri           1997     324,008         0           105,000(5)                     0
 Chairman, President     1996     324,008         0                 0                        0
 and CEO                 1995     324,008         0                 0                        0

Michael Blumberg         1997     294,008         0            90,000(5)                     0
 Senior Vice             1996     294,008         0                 0                        0
 President               1995     294,008         0                 0                        0

Christopher O'Neil       1997     150,000         0           101,000(5)(6)              8,367(7)
 Executive Vice          1996     150,000         0            30,000(8)                 8,268(7)
 President and Chief     1995     150,000         0            15,000(8)                 8,268(7)
 Operating Officer

Kenneth L. Danielson     1997     160,000         0           110,000(5)(9)                  0
 Chief Financial and     1996     160,000         0            30,000(8)                     0
 Accounting Officer      1995     160,000         0            15,000(8)                     0
 and Treasurer

---------------------
(1) Does not include any amounts for perquisites and other personal benefits, securities or property extended to such executive officers of the Company, such as life insurance and disability insurance, because the Company does not believe that in any individual case the dollar value of such other annual compensation would equal or exceed the lesser of either $50,000 or 10% of such individual's total annual compensation shown above.

(2) In fiscal year 1995, the Company's Board of Directors adopted an annual incentive bonus plan for four categories of the Company's employees (two of which categories were the CEO and other executive officers) based upon the annual operating performance of the Company. The percentage of the targeted bonus award to be earned by the different employee categories is directly tied to a percentage of the Company's projected operating performance (after taking into account accruals for the annual incentive bonus plan) to be approved each year by the Company's Board of Directors. Achievement of 100% of the projected operating performance would result in the award of a targeted bonus ranging from approximately 10% to up to 25% of base salary (with the CEO at 25% and other executive officers at 20%), with the percentage of the targeted bonus award earned increasing or decreasing based upon the percentage (ranging from 70% to 130%) of projected operating performance achieved. In fiscal years 1995, 1996 and 1997, no bonuses were earned under such plan. See "Board of Directors Report on Executive Compensation" hereinabove.

(3) These currently represent incentive stock options or non-qualified stock options issued pursuant to the Company's Stock Option Plan. See footnotes (5), (6), (8) and (9) hereinbelow and footnote (4) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

(4) The Company has an ESOP for all of its employees which holds shares of the Company's Common Stock. The Company made no contribution to the ESOP during the fiscal years ended June 30, 1995, 1996 and 1997. However, as a result of reallocations to employee accounts of the ESOP caused by employee terminations and pay outs of vested interests of former employees, (a) with respect to the fiscal year ended June 30, 1995, Mr. Beshouri was allocated 1.691 additional shares, Mr. Blumberg was allocated 1.690 additional shares and Mr. O'Neil was allocated 1.077 additional shares, and (b) with respect to the fiscal year ended June 30, 1996, Mr. Beshouri was allocated 53.335 additional shares, Mr. Blumberg was allocated 53.337 additional shares, Mr. O'Neil was allocated 34.326 additional shares and Mr. Danielson was allocated .983 shares, which represent all of Mr. Danielson's shares held by the ESOP. There were no further reallocations to employee accounts for the fiscal year ended June 30, 1997. See footnote (3) to the table. "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for the number of vested shares of the ESOP owned by each of such individuals based upon the latest available annual report of the ESOP.

(5) 75,000 of the aggregate stock options issued to such officer in fiscal year 1997 were non-qualified stock options which were not immediately exercisable but vest and become exercisable (the "Vesting Terms") to the extent that after the date of grant the market price (as defined) of a share of Common Stock of the Company increases to $4.00 per share (one-third vest), $5.00 per share (two-thirds vest) and $6.50 per share (all vest), subject, however, to vesting and becoming exercisable in full in all events on the earlier to occur of April 29, 2001 or a change in control (as defined). Such 75,000 stock options have an exercise price of $1.89 per share and a term of five years expiring on April 28, 2002.

(6) 11,000 of the incentive stock options issued to such officer in fiscal year 1997 were issued in exchange for the cancellation of 11,000 incentive stock options previously granted to such officer in fiscal year 1994 which had an exercise price of $6.29 per share and expired on September 21, 1998. The 11,000 incentive stock options which replaced the canceled stock options have an exercise price of $1.69 per share and expire on March 9, 2002.

(7) This sum represents the aggregate amount of a monthly automobile allowance paid during fiscal years 1995, 1996 and 1997.

(8) 15,000 of the aggregate 30,000 incentive stock options issued to such officer in fiscal year 1996 were issued in exchange for the cancellation of the 15,000 incentive stock options granted to such officer in fiscal year 1995 which had an exercise price of $5.96 per share and expired on December 13, 1999. The 15,000 incentive stock options which replaced the canceled stock options have an exercise price of $1.77 per share and expire on February 21, 2001.

(9) 20,000 of the incentive stock options issued to such officer in fiscal year 1997 were issued in exchange for the cancellation of 20,000 incentive stock options previously granted to such officer in fiscal year 1994 which had an exercise price of $6.29 per share and expired on September 21, 1998. The 20,000 incentive stock options which replaced the canceled stock options have an exercise price of $1.69 per share and expire on March 9, 2002.

                        OPTION GRANTS IN 1997 FISCAL YEAR

         The following table shows all grants of options to the named executive officers of the Company during the fiscal year ended June 30, 1997. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (five years) if the price of the Company's stock was to appreciate annually by 5% and 10%, respectively. There is no assurance that such stock price will appreciate at the rates shown in the table. The table also indicates that, if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted above the difference (if any) between the market price of the Company's Common Stock as of the date of grant and the exercise price per share. All of the options set forth in the table were issued pursuant to the Company's Stock Option Plan and are immediately exercisable incentive stock options except as otherwise indicated below. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted.

                                                                                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK APPRECIATION FOR
                                           INDIVIDUAL GRANTS                                                 OPTION TERM
----------------------------------------------------------------------------------------     --------------------------------------
                       NUMBER OF     % OF TOTAL
                       SECURITIES    OPTIONS                  CLOSING MARKET
                       UNDERLYING    GRANTED TO   EXERCISE    PRICE ON DATE
                       OPTIONS       EMPLOYEES      PRICE      OF GRANT       EXPIRATION
NAME                   GRANTED(#)  IN FISCAL YEAR ($/SHARE)    ($/SHARE)(1)      DATE        0%($)(1)     5%($)       10%($)
----                   ----------  -------------- ------------ -------------  ----------     --------     -----       ------
Peter Beshouri         30,000            5.8%         1.69        2.25           3/9/02       16,800     35,449      58,009
                       75,000(2)        14.6%         1.89        1.75          4/28/02            0     25,762      69,629

Michael Blumberg       15,000            2.9%         1.69        2.25           3/9/02        8,400     17,725      29,005
                       75,000(2)        14.6%         1.89        1.75          4/28/02            0     25,762      69,629

Christopher O'Neil     11,000(3)         2.1%         1.69        2.25           3/9/02        6,160     12,998      21,270
                       15,000            2.9%         1.69        2.25           3/9/02        8,400     17,725      29,005
                       75,000(2)        14.6%         1.89        1.75          4/28/02            0     25,762      69,629

Kenneth L. Danielson   20,000(4)         3.9%         1.69        2.25           3/9/02       11,200     23,633      38,673
                       15,000            2.9%         1.69        2.25           3/9/02        8,400     17,725      29,005
                       75,000(2)        14.6%         1.89        1.75          4/28/02            0     25,762      69,629

--------------------
(1) For purposes of the Stock Option Plan, "fair market value" on the date of grant of any option is the average of the "market price" of a share of Common Stock for each of the seven consecutive business days preceding such day. The "market price" on each such day is the closing sales price on the NASDAQ National Market on such day. The Stock Option Committee of the Company believes this calculation more accurately reflects "fair market value" of the Company's Common Stock on any given day as compared to simply using the closing market price on the date of grant. As a result, the closing market price on the date of grant at times may be different than the exercise price per share.

(2) See footnote (5) to Summary Compensation Table hereinabove.

(3) See footnote (6) to Summary Compensation Table hereinabove.

(4) See footnote (9) to Summary Compensation Table hereinabove.

                 AGGREGATE OPTION EXERCISES IN 1997 FISCAL YEAR
                     AND 1997 FISCAL YEAR-END OPTION VALUES

         The following table provides information as to options exercised by each of the named executive officers of the Company during the fiscal year ended June 30, 1997, and the value of unexercised options held by such executive officers at the Company's fiscal year-end measured in terms of the closing market price of the Company's Common Stock on June 30, 1997 (the last business day of fiscal year 1997).

                                                                                      NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                                      UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                                                                      OPTIONS AT FY-END(#)     AT FY-END($)(2)
                    SHARES ACQUIRED                                                   EXERCISABLE(E)/          EXERCISABLE(E)/
NAME                ON EXERCISE(#)             VALUE REALIZED($)                      UNEXERCISABLE(U)(1)      UNEXERCISABLE(U)(1)
-----------------------------------------------------------------------------------------------------------------------------------

Peter Beshouri             0                          0                                     30,000(E)                13,050(E)
                                                                                            75,000(U)                17,625(U)

Michael Blumberg           0                          0                                     15,000(E)                 6,525(E)
                                                                                            75,000(U)                17,625(U)

Christopher O'Neil         0                          0                                     56,000(E)                23,010(E)
                                                                                            75,000(U)                17,625(U)

Kenneth L. Danielson       0                          0                                     65,000(E)                26,925(E)
                                                                                            75,000(U)                17,625(U)

----------------------
(1)      See footnote (5) to Summary Compensation Table hereinabove.

(2) The closing market price of the Company's Common Stock on the NASDAQ National Market on June 30, 1997 (the last business day of the Company's fiscal year-end) was $2.125.

                         TEN-YEAR OPTION/SAR REPRICINGS

         The following table provides information as to all adjustments or amendments during the 1997 fiscal year by the Company of the exercise price of stock options previously awarded to any of the named executive officers for fiscal year 1997, whether through amendment, cancellation or replacement grants, or any other means ("repricing"). The repricing as described in the following table was authorized by the Company's Stock Option Committee as a result of the trading price of the Company's Common Stock and in order to provide a meaningful incentive for future performance. The repricing was done at "fair market value" as determined under the Stock Option Plan. See "Board of Directors Report on Executive Compensation" and "OPTION GRANTS IN 1997 FISCAL YEAR" hereinabove.

                                                                                                             LENGTH OF
                                                  NUMBER OF      MARKET PRICE    EXERCISE                    ORIGINAL
                                                  SECURITIES     OF STOCK AT     PRICE AT                    OPTION TERM
                                                  UNDERLYING     TIME OF         TIME OF                     REMAINING AT
                                                  OPTIONS        REPRICING OR    REPRICING OR    NEW         DATE OF
                                                  REPRICED OR    AMENDMENT       AMENDMENT       EXERCISE    REPRICING OR
NAME                                  DATE        AMENDED(#)         ($)             ($)         PRICE ($)   AMENDMENT
----                                  ----        -----------    ------------------------------------------  ---------
Christopher O'Neil                    3/10/97         11,000          2.25            6.29         1.69(1)   18 months
   Executive Vice President and
   Chief Operating Officer

Kenneth L. Danielson                  3/10/97         20,000          2.25            6.29         1.69(1)   18 months
   Chief Financial and
   Accounting Officer and
   Treasurer

---------------------
(1)      See footnote (1) to "OPTION GRANTS IN 1997 FISCAL YEAR" hereinabove.

EMPLOYMENT AGREEMENTS

         During the 1997 fiscal year Peter Beshouri and Michael Blumberg each had an employment agreement with the Company which provided for an annual base salary for fiscal year 1997 of $320,650 for Peter Beshouri and $290,400 for Michael Blumberg. The term of each such employment agreement was originally for a three year period expiring June 30, 1992, and had been extended each fiscal year thereafter for an additional one year period. Effective as of July 1, 1997, such employment agreements were again extended for an additional one year term (currently until June 30, 1998) on the same terms and conditions as in effect under their respective employment agreements during the previous fiscal year, including, without limitation, that the annual base salary payable to each of them for the Company's current fiscal year will be the same as they were entitled to receive for the fiscal year ended June 30, 1997. Under the latest one-year extension of the employment agreements, each of Messrs. Beshouri and Blumberg will be entitled to participate in the Company's annual incentive bonus plan and Stock Option Plan. The Company is also required to furnish each of Messrs. Beshouri and Blumberg with, among other things, family health, life and disability insurance coverage.

         Such employment agreements with Messrs. Beshouri and Blumberg also provide that, in the event of a change in control of the Company, each of them can terminate his full-time employment thereunder. A change in control occurs when Messrs. Beshouri and Blumberg and/or other individuals or designees voted for or approved by them no longer collectively comprise at least a majority of the members of the Board of Directors of the Company or if Messrs. Beshouri or Blumberg is forced by a merger, consolidation, reorganization or otherwise by operation of law or other form of transaction to sell his shares of voting capital stock in the Company or if 50% or more of the consolidated assets, properties and businesses of the Company is sold or otherwise transferred to a third-party or if an individual (other than either Messrs. Beshouri and Blumberg) or another company or entity or a group acting in concert becomes the beneficial owner of 25% or more of the outstanding voting capital stock of the Company as a result of acquisitions made from other than Messrs. Beshouri and/or Blumberg or the Company, assuming such acquisitions from the Company were approved by Messrs. Beshouri and Blumberg. In the event such change in control was resisted by either Messrs. Beshouri or Blumberg as evidenced by his failure to approve of such change in control either in his capacity as a director or shareholder of the Company, unless (i) he accepts a new employment agreement with the Company or any successor or (ii) such change in control was supported by the Board of Directors of the Company at a time when Messrs. Beshouri and Blumberg and/or other individuals or designees voted for or approved by them collectively comprise at least a majority of the members of the Board of Directors of the Company and he was offered a new contract at least as favorable as his current employment agreement, he would be entitled to his compensation (both annual salary and any bonus) and the other benefits provided for in his employment agreement for the greater of three years or the remaining term of his employment agreement. The Company is not aware of any contemplated change in control.

SEVERANCE AGREEMENTS

         In May 1997, the Company entered into severance agreements with each of Christopher O'Neil, the Company's Executive Vice President and Chief Operating Officer, and Kenneth L. Danielson, the Company's Chief Financial and Accounting Officer and Treasurer, as well as twelve other non-executive officer employees of the Company. The severance agreement for each of Messrs. O'Neil and Danielson provides that, in the event that prior to the expiration of its one year term (April 30, 1998) a change in control (as defined) occurs and such executive officer remains an employee of the Company until the later to occur of the closing date or effective date of the change in control (a "Change in Control Date") unless such executive officer is terminated prior to such date other than for cause (as defined), such executive officer shall be entitled to be paid in one lump sum a severance payment (in addition to any other compensation then owed) equal to two times the gross wages paid to such executive officer during the twelve months immediately preceding the month in which the Change in Control Date occurs. Such severance payment is not owed, however, in the event that such executive officer is offered on or prior to the Change in Control Date to continue as an employee of the Company or its successor in substantially the same position then held and such executive officer receives a written agreement from the Company or its successor to the effect that, in the event that such executive officer is terminated without cause within one year after the Change in Control Date, he shall be paid the severance payment in one lump sum on the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Since during the fiscal year ended June 30, 1997, the Company did not have a compensation committee of its Board of Directors (or Board committee performing equivalent functions), Peter Beshouri and Michael Blumberg, in their capacities as members of the Company's Board of Directors, participated in deliberations of the Board concerning the authorization of the one-year renewals of the employment agreements of Messrs. Beshouri and Blumberg on the terms as discussed in "Employment Agreements" hereinabove. Furthermore, Messrs. Sturgis, McEwen and Leeds, in their capacities as members of the Company's Board of Directors, participated in deliberations of the Board concerning the granting by the Company of warrants to purchase 5,000 shares of Common Stock to each of them on the terms as discussed in "ELECTION OF DIRECTORS - Directors Compensation."

PERFORMANCE GRAPH

         The following graph shows a comparison of five year-cumulative total returns to shareholders for the Company, Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) and CRSP Index for NASDAQ Stocks (SIC 5730-5739 U.S. Companies) of U.S. Companies operating radio, television, consumer electronics and/or music stores.

                               [PERFORMANCE GRAPH]

         The following table presents in tabular form the data set forth in the performance graph to be included in this Proxy Statement:

CRSP TOTAL RETURNS INDEX FOR:                                 06/30/92 06/30/93 06/30/94 06/30/95 06/28/96 06/30/97
-----------------------------                                 -------- -------- -------- -------- -------- --------
Sound Advice, Inc.                                               100.0  153.3      156.7     86.7     56.7     56.7
Nasdaq Stock Market (US Companies)                               100.0  125.8      127.0    169.5    217.6    264.6
NASDAQ  Stocks (SIC 5730-5739 US Companies)                      100.0  106.2       76.3     80.9     60.9     35.8
  Radio, Television, Consumer Electronics, and Music Stores

NOTES:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
         D. The index level for all series was set to $100.0 on 06/30/92.

                              CERTAIN TRANSACTIONS

         G. Kay Griffith, a director and until February 1996 the Executive Vice President and Chief Administrative Officer of the Company, had provided consulting services to the Company from February 1996 through November 1996. For providing such services, Ms. Griffith received compensation of $13,333.33 per month. Accordingly, the compensation received by Ms. Griffith during fiscal year 1997 in this capacity aggregated approximately $66,667.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") acted as the Company's independent public accountants for the Company's fiscal year ended June 30, 1997. This firm has acted as the independent public accountants for the Company since fiscal year 1993. It is anticipated that the Audit Committee of the Board of Directors of the Company will recommend to the Board for its approval the selection of Peat Marwick to serve as the Company's independent public accountants for the fiscal year ending June 30, 1998, after the Audit Committee has undertaken the appropriate review, including reviewing the terms of engagement of Peat Marwick for fiscal year 1998. Such independent public accountants, if selected by the Board of Directors, will continue to serve at the pleasure of the Board. The selection of independent public accountant is not being submitted to shareholders for approval because there is no legal requirement to do so. A representative of Peat Marwick is expected to be present at the 1997 Annual Meeting of Shareholders in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions relating to the examination by Peat Marwick of the Company's 1997 consolidated financial statements.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1998 annual shareholders' meeting must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 1901 Tigertail Boulevard, Dania, Florida 33004, no later than September 17, 1998, in order to receive consideration for inclusion in the Company's 1998 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED JUNE 30, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO KENNETH L. DANIELSON, THE CHIEF FINANCIAL AND ACCOUNTING OFFICER OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 1901 TIGERTAIL BOULEVARD, DANIA, FLORIDA 33004.

                                             By Order of the Board of Directors

                                             /s/ Michael Blumberg
                                                 ------------------------------
                                                 Michael Blumberg
                                                 Secretary

January 15, 1998

                              SOUND ADVICE, INC.
            1997 ANNUAL MEETING OF SHAREHOLDERS--FEBRUARY 13, 1998

         PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Peter Beshouri and Michael Blumberg, and each of them, as attorneys and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, to appear at the annual meeting of shareholders of Sound Advice, Inc. to be held on the 13th day of February, 1998, and at any postponement or adjournment thereof, and to vote all of the shares of Sound Advice, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. Election of Directors for the ensuing year.

  [ ] FOR the election of all nominees: Peter Beshouri, Michael Blumberg,
      Gregory Sturgis, G. Kay Griffith, Herbert A. Leeds and William F. Hagerty, IV as directors.

  [ ] To WITHHOLD AUTHORITY to vote for all nominees.

      To WITHHOLD AUTHORITY to vote for any individual, write that nominee's name on the space provided below.
      ______________________________________________________________________

2. Upon such other business as may properly come before the annual meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE AFOREMENTIONED NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

     A majority of said proxies present and acting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     Receipt of the Company's 1997 Annual Report to Shareholders and the Notice of Annual Meeting of Shareholders to be held February 13, 1998, and the Proxy Statement relating thereto is hereby acknowledged.

     PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

                                                    Dated__________________ 1998
                                                      (Please date this Proxy)

                                                    ____________________________
                                                             Signature(s)

                                                    ____________________________
                                                          If Held Jointly

                                                    Note: It would be helpful if
                                                       you signed your name
                                                       exactly as it appears
                                                       hereon, indicating any
                                                       official position or
                                                       representative capacity.
                                                       If shares are registered
                                                       in more than one name,
                                                       all owners must sign.